 As filed with the Securities and Exchange Commission on December 30, 1996.

                                                       Registration No. 33-55490

================================================================================

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                       POST EFFECTIVE AMENDMENT NO. 1
                   TO FORM S-8, REGISTRATION NO. 33-55490,
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           SOLO SERVE CORPORATION
                 ------------------------------------------
             (Exact name of issuer as specified in its charter)




            DELAWARE                                       74-2048057
            --------                                       ------------
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                         Identification No.)



            1610 Cornerway Blvd., San Antonio, Texas   78219-2900
         ----------------------------------------------------------
            (Address of principal executive offices)   (Zip Code)


          SOLO SERVE CORPORATION RETIREMENT SAVINGS PLAN AND TRUST
     ------------------------------------------------------------------
                          (Full title of the plan)



                              Charles M. Siegel
                                  President
                           SOLO SERVE CORPORATION
                            1610 Cornerway Blvd.
                       San Antonio, Texas  78219-2900
                               (210) 662-6262
                    ------------------------------------
                    (Name, address and telephone number,
                 including area code, of agent for service)




================================================================================

                                   AMENDMENT

         This Post-Effective Amendment to Form S-8, Registration No. 33-55490, is filed pursuant to Rule 470 of the Securities Exchange Act of 1933. The undersigned hereby deregisters 227,148.5 unsold shares of common stock, par value $.01 per share, of Solo Serve Corporation previously registered on Form S-8, Registration No. 33-55490, filed with the Commission on December 8, 1992, which amount being deregistered takes into account the Company's one-for-two reverse stock split effective July 18, 1995. After this Post-Effective Amendment, no shares of common stock of Solo Serve Corporation remain registered and unsold pursuant to the referenced Registration Statement.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Antonio, Texas on December 30, 1996.

                                           SOLO SERVE CORPORATION


                                           By: /s/ Charles M. Siegel
                                             -------------------------------
                                               Charles M. Siegel, President
                                               and Chief Executive Officer
                                               (Principal Executive Officer)

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on December 30, 1996.

Signature                                  Name and Title                           Date
---------                                  --------------                           ----
/s/ Robert J. Grimm                        Director and Chairman of                 December 30, 1996
-----------------------------              the Board
Robert J. Grimm


/s/ Ross E. Bacon                          Executive Vice President,                December 30, 1996
-----------------------------              Chief Operating Officer, and
Ross E. Bacon                              Chief Financial Officer
                                           (Principal Financial and
                                            Accounting Officer)


/s/ Stephen P. Reynolds                    Director                                 December 30, 1996
-----------------------------
Stephen P. Reynolds


/s/ John C. Seiler                         Director                                 December 30, 1996
-----------------------------
John C. Seiler


/s/ Charles M. Siegel                      Chief Executive Officer and              December 30, 1996
-----------------------------              Director
Charles M. Siegel



/s/ Walter H. Teninga                      Director                                 December 30, 1996
-----------------------------
Walter H. Teninga






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